UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Liberty Self-Stor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 7, 2005

TIME IS SHORT -

PLEASE VOTE YOUR PROXY TODAY!

Dear Stockholder:

Recently, we mailed you proxy materials in connection with the Special Meeting of Stockholders of Liberty Self-Stor, Inc., which is scheduled to be held on March 21, 2005.

Your board of directors has unanimously recommended to vote in favor of the proposal to sell for cash substantially all of Liberty Self-Stor, Inc.’s assets to U-Store-It, L.P.

Regardless of the number of shares you own, it is important that they are represented and voted at this meeting. Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience.

If you have already voted, please accept our thanks. We appreciate your participation and continued support. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., at 888-542-7446.

Very truly yours,

/s/ RICHARD M. OSBORNE

Richard M. Osborne

Chairman of the Board and Chief Executive Officer